SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HARBOR GLOBAL CO LTD

                    GAMCO INVESTORS, INC.
                                 2/24/03              500             7.3800
                                 2/05/03              800-            7.0185
                    GABELLI ADVISERS, INC.
                                 2/07/03            9,500             6.7500
                                 2/04/03            2,000             7.1450
                                 2/03/03            1,000             7.1500
                                 1/31/03              400             6.9600
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 2/07/03            9,500             6.7500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.